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                                                                     EXHIBIT 3.2


                                     BYLAWS

                       FIRST NORTH AMERICAN NATIONAL BANK


Article I

Meetings of Shareholders

Section 1.1. Annual Meeting. The annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, 1800 Parkway Place, Marietta, Georgia at such place or time as the board of directors may designate. Unless otherwise provided by law, notice of the meeting shall be delivered in person or mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by delivering in person or mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the board of directors to amend the articles of association or bylaws, whether or not such bylaws may be amended by the board in the absence of shareholder approval.

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If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.


Section 1.3. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:

(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are

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appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof. So long as there is only one holder of record of all of the outstanding shares entitled to vote at the meeting the requirements of this Section 1.4 shall not apply.

Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2. but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Section 8.2.

Section 1.7. Waiver of Notice. The shareholders by unanimous vote may waive any requirement for notice of a meeting of shareholders.

Article II

Directors

Section 2.1. Board of Directors. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

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Section 2.3.     Organization Meeting.  The secretary or cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. The board of directors may hold regular meetings at such time and place as the board may from time to time determine. Regular meetings may be held without notice.

Section 2.5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman of the Board, the President, or any three directors. Notice of the time and place of each special meeting shall be given orally or in writing to each director at least 24 hours prior to a meeting. Any director may waive notice of any meeting, and attendance at or participation in any meeting shall constitute a waiver of notice of such meeting unless the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.6. Quorum. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, provided that quorum may not be reduced to below one-third of the number of director positions, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7.

If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

Section 2.7. Vacancies. When any vacancy occurs among the directors, including a vacancy resulting from an increase in the number of directors, a majority of the remaining members of the board, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board,

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by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 1.2 of this Article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 2.8. Telephone Meetings. Any or all directors may participate in a regular or special meeting by means of a conference telephone call or any other type of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.9. Action Without a Meeting. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if one or more written consents stating the action taken are signed by all directors before or after such action. Such written consent shall have the same force and effect as a unanimous vote.

Article III

Committees of the Board

(INSTRUCTION: The board of director has power over and is solely responsible for the management, supervision and administration of the association. The board of directors may delegate its power, but not any of its responsibilities, to such persons or committees as the board may determine.)

The board of directors must formally ratify written policies authorized by committees of the board before such policies become effective. Each committee must have one or more member(s), who serve at the pleasure of the board of directors. Provision of the articles and bylaws governing place of meetings, notice of meeting, quorum and voting requirements, telephone meetings and action without a meeting, of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

Section 3.1. Committees. The board of directors may appoint, from time to time, from its own members, one or more committees

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of one or more persons, for such purposes and with such powers as the board may determine.

However a committee may not:

(1)      Authorize distributions of assets or dividends.

(2)      Approve action required to be approved by shareholders.

(3)      Fill vacancies on the board of directors or any of its committees.

(4)      Amend articles of association.

(5)      Adopt, amend or repeal bylaws.

(6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Article IV

Officers and Employees

Section 4.1. Chairman of the Board. The board of directors shall appoint one of its members to be the chairman of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

Section 4.2. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairman, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.

Section 4.3. Vice President. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors or the president. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

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Section 4.4.     Secretary.  The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

Section 4.5. Other Officers. The board of directors may appoint one or more other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the board of directors, the chairperson of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure of Office. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

Section 4.8. Mechanical Endorsement. The Chairman of the Board, the President, any Vice President, the Secretary or the Cashier may authorize any endorsement on behalf of the association to be made by such mechanical means or stamps as any of such officers may deem appropriate.

Article V

Stock and Stock Certificates

Section 5.1. Transfers. Shares of the association shall be transferable only on the books of the association, and a transfer book shall be kept in which all transfers of such shares shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may

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impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

Section 5.2. Form and Signatures. Certificates evidencing shares of the association shall be in such form as may be determined by the board of directors. Such certificates shall be signed (manually or by facsimile) by the president and by the secretary or an assistant secretary or the cashier or an assistant cashier and shall be sealed by the seal of the association or a facsimile thereof.

The board of directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1)      The types of nominees to which it applied.

(2) The rights or privileges that the association recognizes in a beneficial owner.

(3) How the nominee may request the association to recognize the beneficial owner as the shareholder.

(4)      The information that must be provided when the procedure is selected.

(5) The period over which the association will continue to recognize the beneficial owner as the shareholder.

(6)      Other aspects of the rights and duties created.

Section 5.3. Issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer records of the association.

Article VI

Corporate Seal

The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and

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to attest the same. Such seal shall be substantially in the following form:

                                 (      Impression      )
                                 (         of           )
                                 (        Seal          )

Article VII

Miscellaneous Provisions

Section 7.1. Fiscal Year. The fiscal year of the association shall be the calendar year or such other period as shall be fixed by the board of directors and permitted by law.

Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declaration, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these bylaws.

Section 7.3. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

Section 7.4. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director or member of any committee of the association under the provisions of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 7.5. Designation of Law Applicable to Corporate Governance Procedures. The body of law selected by the association for its corporate governance procedures is the Virginia Stock Corporation Act.

Article VIII

Bylaws

Section 8.1. Inspection. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at

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the main office of the association, and shall be open for inspection to all shareholders during banking hours.

Section 8.2 Amendments. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by its board of directors.



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